As filed with the Securities
                    and Exchange Commission on
                            August 5, 1996

                        Registration No. 333-
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM S-8
                          REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933



                              BRUNO'S, INC.
         (Exact Name of Registrant as Specified in its Charter)

              Alabama                                63-0411801
  (State or Other Jurisdiction of     (I.R.S. Employer Identification Number)
  Incorporation or Organization)

                             800 Lakeshore Parkway
                          Birmingham, Alabama 35211
   (Address, including Zip Code, of Registrant's Principal Executive Office)


                      1996 Stock Purchase and Option Plan
                             for Key Employees of
                        Bruno's, Inc. and Subsidiaries
                           (Full Title of the Plan)

                              ------------------
                               William J. Bolton
                     Chairman and Chief Executive Officer
                                 Bruno's, Inc.
                             800 Lakeshore Parkway
                           Birmingham, Alabama 35211
                                (205) 940-9400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Agent for Service)


                                With Copies to:
                             David J. Sorkin, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                              ------------------
Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.


                  CALCULATION OF REGISTRATION FEE





                                                                                 Proposed
                                                                                  Maximum     Proposed Maximum
                                                                  Amount to      Offering        Aggregate         Amount of
                                                                      be         Price Per     Offering Price    Registration
                      Title of Securities to be Registered        Registered    Share <F1>          <F1>           Fee <F1>

                Common Stock, $.01 par value per share            2,050,000       $12.00        $24,600,000         $8,483


[FN]


<F1> Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price at which common stock under the Plan will be sold, and the price at which options under the Plan may be exercised.

Item 1. Plan Information
        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information Not required to be filed with this Registration Statement.

                        PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference

          The following documents, previously filed by Bruno's, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), are hereby incorporated by reference in this Registration Statement:

          (a) Transition Report on Form 10-K for the transition period ended January 27, 1996;

          (b) Quarterly Report on Form 10-Q for the quarter ended April 27, 1996; and

          (c) The description of the Company's Common Stock set forth in its Registration Statement on Form S-4, dated July 17, 1995, and in any amendment or report filed pursuant to Section 12 of the Exchange Act for the purpose of updating those descriptions.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not required.

Item 5. Interests of Named Experts and Counsel

          Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Michael Conley, Esq. Mr. Conley is an employee of the Company and is the beneficial owner of 1,710 shares of Common Stock.

Item 6. Indemnification of Directors and Officers

          Sections 10-2B-8.56 and 10-2B-8.56 of the Alabama Business Corporation Act (the "ABCA") allow indemnification by a corporation, under certain circumstances, of any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, that such person acted in good faith and in a manner he or she reasonably believed to be, in the case of conduct in his or her official capacity with the corporation, in its best interests, and, in all other cases, in or not opposed to its best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation also has the power under Section 10-2B-8.57 of the ABCA to purchase and maintain indemnity insurance against such threatened, pending or completed claim, action, suit or proceeding on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

          In accordance with Section 10-2B-8.58 of the ABCA, the Amended and Restated Articles of Incorporation of the Company provide that every person who is or was a director or an officer of the Company shall be indemnified by the Company to the fullest extent allowed by law.

          The Company also maintains officers' and directors' insurance covering certain liabilities that may be incurred by the Company's officers and directors in the performance of their duties.

Item 7. Exemption from Registration Claimed

          Not Applicable

Item 8. Exhibits

          The following exhibits are filed as part of this Registration
Statement:

          4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Transition Report on Form 10-K for the interim period ended January 27, 1996 (the "Annual Report") and incorporated herein by reference).

          4.2 By-laws of the Company (filed as Exhibit 3.2 to the Annual Report and incorporated herein by reference).

          4.3 1996 Stock Purchase and Option Plan for Key Employees of Bruno's, Inc. and Subsidiaries

          4.4       Form of Management Stockholder's Agreement

          4.5       Form of Non-Qualified Stock Option Agreement

          4.6       Form of Sale Participation Agreement

          4.7 Registration Rights Agreement, dated August 18, 1995, among Crimson Acquisition Corp., Crimson Associates, L.P. and KKR Partners II, L.P. (filed as Exhibit 4.5 to the Annual Report and incorporated herein by reference).

          4.8 Warrant, dated August 18, 1995, to purchase 9,917,400 shares of Common Stock of the Company (filed as Exhibit 4.3 to the Annual Report and incorporated herein by reference)

          4.9 Warrant, dated August 18, 1995, to purchase 82,600 shares of Common Stock of the Company (filed as Exhibit 4.4 to the Annual Report and incorporated herein by reference).

          5.1       Opinion of R. Michael Conley

          23.1      Consent of Deloitte & Touche LLP

          23.2      Consent of Arthur Andersen LLP

          23.3 Consent of R. Michael Conley (included in Exhibit 5.2 of this Registration Statement)

          24 Power of Attorney (included in Part II of this Registration Statement)

Item 9. Undertakings

          (a) The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this fifth day of August, 1996.



                     BRUNO'S, INC.
                     (Registrant)


By /s/ William J. Bolton
   -------------------------------
     William J. Bolton
     Chairman and Chief Executive Officer

                          POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Bolton and James J. Hagan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                         Title                     Date

                             Chief Executive Officer and         August 5, 1996
 /s/ William J. Bolton       Chairman of the Board of
- -------------------------    Directors
     William J. Bolton       (principal executive officer)



                             Chief Financial Officer             August 5, 1996
 /s/ James J. Hagan          (principal financial officer)
- -------------------------
      James J. Hagan




                             Controller (principal accounting    August 5, 1996
 /s/ William D. Walters      officer)
- -------------------------
      William D. Walters



                             Director                            August 5, 1996
 /s/ Henry R. Kravis
- -------------------------
     Henry R. Kravis



                             Director                            August 5, 1996
 /s/ George R. Roberts
- -------------------------
     George R. Roberts


                             Director                            August 5, 1996
 /s/ Paul E. Raether
- -------------------------
      Paul E. Raether



 /s/ James H. Greene, Jr.    Director                            August 5, 1996
- -------------------------
     James H. Greene, Jr.


 /s/ Nils P. Brous           Director                            August 5, 1996
- -------------------------
     Nils P. Brous

                             Director                            August 5, 1996
 /s/ Ronald G. Bruno
- -------------------------
      Ronald G. Bruno



 /s/ Robert G. Tobin         Director                            August 5, 1996
- -------------------------
      Robert G. Tobin

                          INDEX TO EXHIBITS

     Exhibit
     Number                       Description

     4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the interim period ended January 27, 1996 (the "Annual Report") and incorporated herein by reference).

     4.2 By-laws of the Company (filed as Exhibit 3.2 to the Annual Report and incorporated herein by reference).

     4.3 1996 Stock Purchase and Option Plan for Key Employees of Bruno's, Inc. and Subsidiaries

     4.4       Form of Management Stockholder's Agreement

     4.5       Form of Non-Qualified Stock Option Agreement

     4.6       Form of Sale Participation Agreement

     4.7 Registration Rights Agreement, dated August 18, 1995, among Crimson Acquisition Corp., Crimson Associates, L.P. and KKR Partners II, L.P. (filed as Exhibit 4.5 to the Annual Report and incorporated herein by reference).

     4.8 Warrant, dated August 18, 1995, to purchase 9,917,400 shares of Common Stock of the Company (filed as Exhibit 4.3 to the Annual Report and incorporated herein by reference)

     4.9 Warrant, dated August 18, 1995, to purchase 82,600 shares of Common Stock of the Company (filed as Exhibit 4.4 to the Annual Report and incorporated herein by reference).

     5.1       Opinion of R. Michael Conley

     23.1      Consent of Deloitte & Touche LLP

     23.2      Consent of Arthur Andersen LLP

     23.3 Consent of R. Michael Conley (included in Exhibit 5.2 of this Registration Statement)

     24.1      Power of Attorney (included in Part II of this Registration
               Statement)